For the period ending 11/30/99
File Number 811-4781


This report is signed on behalf of the registrant.

City of: Montpelier     State of: Vermont    Date: 01/24/2000


Name of Registrant: SENTINEL PENNSYLVANIA TAX-FREE TRUST
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By:  /s/ Thomas P. Malone                  Witness:  /s/ Scott G. Wheeler
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     Thomas P. Malone                                Scott G. Wheeler
     Vice President and Treasurer                    Assistant Vice President
                                                     and Assistant Treasurer